                                                                    EXHIBIT 2

                      TRANSFER RESTRICTION AGREEMENT

          This Transfer Restriction Agreement (this "AGREEMENT") is made as of February 1, 1999 among Thomas J. Barrack, Jr. ("MR. BARRACK"), Kelvin L. Davis ("MR. DAVIS" and together with Mr. Barrack, the "VOTECO MEMBERS"), Colony HCR Voteco, LLC, a Delaware limited liability company ("VOTECO"), and Colony Investors III, L.P., a Delaware limited partnership ("COLONY III").

                                RECITALS

          WHEREAS, as of the date hereof (the "CLOSING DATE"), Harveys Acquisition Corporation, a Nevada corporation ("HAC"), merged (the "MERGER") with and into Harveys Casino Resorts, a Nevada corporation (the "COMPANY"), with the Company being the surviving corporation, pursuant to an Agreement and Plan of Merger dated as of February 1, 1998 (the "MERGER AGREEMENT");

          WHEREAS, HAC was authorized to issue (a) shares of common stock consisting of (i) Class A Common Stock, par value $.01 per share (the "CLASS A COMMON"), and (ii) Class B Common Stock, par value $.01 per share (the "CLASS B COMMON" and, together with the Class A Common, the "COMMON STOCK") and (b) shares of preferred stock consisting of (i) Series A Redeemable Convertible Preferred Stock, par value $.01 per share (the "SERIES A PREFERRED"), and (ii) Series B Redeemable Convertible Preferred Stock, par value $.01 per share (the "SERIES B PREFERRED and, together with the Series A Preferred, the "PREFERRED STOCK");

          WHEREAS, immediately prior to the Merger, Voteco was the record owner of 38,800 shares of Class A Common, 10 shares of Series A Preferred and no other Common Stock or Preferred Shares, and Colony III was the record owner of 3,880,000 shares of Class B Common, 99,990 shares of Series B Preferred and no other Common Stock or Preferred Stock;

          WHEREAS, in the Merger, the Articles of Incorporation of HAC became the Articles of Incorporation of the Company, and the Common Stock and Preferred Stock of HAC became the Common Stock and Preferred Stock of the Company;

          WHEREAS, from time to time, Voteco may acquire additional shares of Class A Common or other capital stock of the Company convertible into, exchangeable for or otherwise providing Voteco with the right to acquire shares of




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Class A Common, and Colony III may acquire additional shares of Class B
Common or other capital stock of the Company convertible into, exchangeable for or otherwise providing Colony III with the right to acquire shares of Class B Common;

          WHEREAS, the Voteco Members are the record and beneficial owners of all the issued and outstanding limited liability company interests of Voteco (the "VOTECO INTERESTS");

          WHEREAS, the parties hereto believe it is desirable and in their mutual best interests to provide for procedures regarding the ownership of the Class A Common owned by Voteco and the Voteco Interests owned by the Voteco Members; and

          WHEREAS, the parties hereto further believe that the execution of this Agreement will help facilitate the continuous, harmonious and effective management of Colony III's investment in the Company.

          NOW, THEREFORE, in consideration of the recitals and the mutual covenants, promises, agreements, representations and warranties of the parties hereto, the parties hereto hereby agree as follows:

          Section 1. CERTAIN DEFINITIONS. As used herein, the following terms have the respective meanings set forth below:

          "AGREEMENT" has the meaning given to such term in the introduction hereof.

          "APPROVED PURCHASER" means a proposed purchaser of Common Stock or Common Stock Equivalents, who, in connection with its proposed purchase of Common Stock or Common Stock Equivalents, has obtained all licenses, permits, registrations, authorizations, consents, waivers, orders, findings of suitability or other approvals required to be obtained from, and has made all filings, notices or declarations required to be made with, all Gaming Authorities under all applicable Gaming Laws.

          "APPROVED SALE" has the meaning given to such term in Section 3(a) hereof.



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          "APPROVED SALE DATE" has the meaning given to such term in Section
3(b) hereof.

          "CALL NOTICE" has the meaning given to such term in Section 3.2 hereof.

          "CLASS A COMMON" has the meaning given to such term in the recitals set forth above.

          "CLASS A EQUIVALENTS" means any securities of the Company, including the Series A Preferred, convertible into, exchangeable for or otherwise providing the holder thereof any right to acquire shares of Class A Common.

          "CLASS A HOLDER" means a holder of Class A Common or Class A Equivalents; PROVIDED that Colony III shall not be considered a Class A Holder, regardless of whether Colony III holds any Class A Common.

          "CLASS B COMMON" has the meaning given to such term in the recitals set forth above.

          "CLASS B EQUIVALENTS" means any securities of the Company, including the Series B Preferred, convertible into, exchangeable for or otherwise providing the holder thereof any right to acquire shares of Class B Common, which securities are substantially equivalent in designations, preferences, limitations, restrictions and relative rights, but not as to voting, to a class or series of Class A Equivalents.

          "COLONY III" has the meaning given to such term in the introduction hereof.

          "COLONY III ADVISORY COMMITTEE" means the advisory committee comprised of certain limited partners of Colony III.

          "COLONYGP III" has the meaning given to such term in Section 2(b) hereof.

          "COMMON STOCK" has the meaning given to such term in the recitals set forth above.




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          "COMMON STOCK EQUIVALENTS" means the Class A Common, Class A
Equivalents, Class B Common or Class B Equivalents of the Company.

          "COMPANY" has the meaning given to such term in the recitals set forth above.

          "CORRESPONDING CLASS A EQUIVALENTS" means, with respect to any referenced Class B Equivalents, the Class A Equivalents that are substantially equivalent in designations, preferences, limitations, restrictions and relative rights, but not as to voting, to such specified Class B Equivalents, it being understood that Series A Preferred is the Corresponding Class A Equivalent of Series B Preferred.

          "CORRESPONDING CLASS B EQUIVALENTS" means, with respect to any referenced Class A Equivalents, the Class B Equivalents that are substantially equivalent in designations, preferences, limitations, restrictions and relative rights, but not as to voting, to such specified Class A Equivalents, it being understood that Series B Preferred is the Corresponding Class B Equivalent of Series A Preferred.

          "GAMING AUTHORITIES" means all governmental authorities or agencies with regulatory control or jurisdiction over the gaming or gambling operations of the Company and its subsidiaries, including without limitation, the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Colorado Division of Gaming, the Colorado Limited Gaming Control Commission and the Iowa Racing and Gaming Commission.

          "GAMING LAWS" means any U.S. Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated manufacturing, distribution, casino gambling and gaming activities and operations of the Company, including, without limitation, the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Colorado Limited Gaming Act and the rules and regulations promulgated thereunder and Chapter 99F of the Code of Iowa and the rules and regulations promulgated thereunder.

          "PREFERRED STOCK" has the meaning given to such term in the recitals set forth above.




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          "REQUIRED NUMBER" means the number of shares of Class A Common or
Class A Equivalents to be purchased by Colony III from Voteco pursuant to the exercise by Colony III of its option to purchase Class A Common or Class A Equivalents pursuant to the provisions of Section 3 hereof, in connection with an Approved Sale, as specified by Colony III in a Call Notice delivered by Colony III to Voteco; PROVIDED that unless otherwise approved by the Colony III Advisory Committee, such specified number shall be equal to the product of (i) the number of shares of Class A Common or Class A Equivalents, as applicable, held by Voteco immediately prior to the consummation of such Approved Sale times (ii) a fraction, the numerator of which is the number of shares of Class B Common or Corresponding Class B Equivalents, as applicable, to be Transferred by Colony III to such Approved Purchaser pursuant to such Approved Sale and the denominator of which is the total number of shares of Class B Common or Corresponding Class B Equivalents, as applicable, held by Colony III immediately prior to consummation of such Approved Sale.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SERIES A PREFERRED" has the meaning given to such term in the recitals set forth above.

          "SERIES A HOLDER" means a holder of Series A Preferred; PROVIDED that Colony III shall not be considered a Series A Holder, regardless of whether Colony III holds any Series A Preferred.

          "SERIES B PREFERRED" has the meaning given to such term in the recitals set forth above.

          "TRANSFER" means to voluntarily or involuntarily sell, assign, exchange or in any other manner transfer with or without consideration. "Transferred" has the correlative meaning.

          "VOTECO" has the meaning given to such term in the introduction hereof.

          "VOTECO INTERESTS" has the meaning given to such term in the recitals set forth above.




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          "VOTECO MEMBERS" has the meaning given to such term in the introduction hereof.

          Section 2.     RESTRICTION ON TRANSFER.

               (a) So long as Voteco holds any shares of Class A Common or Class A Equivalents, Voteco shall not Transfer ownership of any or all such shares or equivalents owned by it except as contemplated by Section 3 hereof. The Transfer of record or beneficial ownership of any shares of Class A Common or Class A Equivalents, by operation of law or otherwise, by or upon the direction or authorization of Voteco shall be deemed invalid, null and void, and of no force or effect, unless such Transfer is made pursuant to the provisions of Section 3 hereof.

               (b) No Voteco Member shall Transfer record or beneficial ownership of any or all Voteco Interests owned by such Voteco Member, unless such Transfer is approved in writing by the Colony III Advisory Committee. The Transfer of record or beneficial ownership of any Voteco Interests, by operation of law or otherwise, by or upon the direction or authorization of any Voteco Member shall be deemed invalid, null and void, and of no force or effect, and the transferee of any such Voteco Interests shall not be entitled to vote such Voteco Interests or receive distributions on such Voteco Interests or have any other rights in or respecting such Voteco Interests, unless such Transfer is approved in writing by the Colony III Advisory Committee. Notwithstanding anything herein to the contrary, each Voteco Member may Transfer Voteco Interests to the other Voteco Member under the same conditions as, and concurrently with, a buy-out by such other Voteco Member of the Transferring Voteco Member's interests in ColonyGP III, Inc., a Delaware corporation ("COLONYGP III"), pursuant to sections 5 and 6 of that certain Shareholders Agreement dated as of January 10, 1998 among the Voteco Members and ColonyGP III, Inc., a Delaware corporation.

          Section 3.     CALL OPTION.

               (a) RIGHT TO CALL CLASS A COMMON AND CLASS A EQUIVALENTS. Notwithstanding any other provision hereof, on each occasion that Colony III proposes to Transfer (including, without limitation, by operation of law or pursuant to any merger, consolidation, reorganization or recapitalization) any of the Class B Common or Class B Equivalents held by it to an Approved Purchaser (any such transaction, an "APPROVED SALE"), then Colony III shall have an option, which, unless Colony III otherwise receives approval from Gaming Authorities, Colony III shall



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assign to such Approved Purchaser (such Approved Purchaser or Colony III, as applicable, hereinafter referred to as the "OPTIONHOLDER"), to purchase from Voteco upon such Approved Sale the Required Number of Class A Common, in the case of an Approved Sale of Class B Common, or Corresponding Class A Equivalents, in the case of an Approved Sale of Class B Equivalents, at a cash price per share equal to the sum of (a) the amount in cash or fair market value of any other consideration originally paid by Voteco for such Required Number of Class A Common or Corresponding Class A Equivalents, as applicable, plus (b) the amount equivalent to a 6 percent annual rate of interest on such amount or fair market value, compounded annually, calculated from the date Voteco acquired such shares of Corresponding Class A Common or Corresponding Class A Equivalents, as applicable, on the basis of a 360-day year comprised of twelve 30-day months, to and excluding the Approved Sale Date.

               (b) CALL NOTICE. Prior to consummating any Approved Sale, if the Optionholder elects to exercise the options granted to it under this
Section 3, Colony III shall provide each of the Class A Holders with a written notice (the "CALL NOTICE") not less than five (5) days prior to the proposed date of the Approved Sale (the "APPROVED SALE DATE"). The Call Notice shall state that the Optionholder is exercising its option to purchase Class A Common or Class A Equivalents pursuant to this Section 3 and shall set forth: (i) the name and address of the Optionholder, (ii) the aggregate number of Class B Common and Class B Equivalents held of record by Colony III as of the date of the Call Notice, (iii) the number of Class B Common or Class B Equivalents to be sold by Colony III to the Approved Purchaser pursuant to such Approved Sale, (iv) the Required Number of Class A Common or Class A Equivalents to be purchased by the Optionholder in connection with such Approved Sale, (v) the Approved Sale Date and (vi) the address for delivery of the certificates representing the Class A Common or Class A Equivalents to be purchased by the Optionholder.

               (c) DELIVERY OF CERTIFICATES. On the Approved Sale Date, Voteco shall deliver to the Optionholder the certificates for the Class A Common or Class A Equivalents being sold by it to the Optionholder, duly endorsed for transfer with signatures guaranteed, in the manner and at the address indicated in the Call Notice against delivery of immediately available funds in the amount of the purchase price for such Class A Common or Class A Equivalents.




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          Section 4.     LEGENDS.  Voteco shall use its reasonable efforts to
cause each certificate representing Class A Common or Class A Equivalents owned of record and beneficially by Voteco to contain the following legends:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OR
     (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

          "THE OWNERSHIP AND TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND RESTRICTED BY THE TERMS AND CONDITIONS OF A CERTAIN TRANSFER RESTRICTION AGREEMENT DATED FEBRUARY [__], 1998. THE CORPORATION WILL FURNISH A COPY OF SUCH TRANSFER RESTRICTION AGREEMENT WITHOUT CHARGE TO ANY STOCKHOLDER ON REQUEST."

          Section 5.     RECAPITALIZATIONS, ETC.; AFTER-ACQUIRED STOCK.

               (a) The provisions of this Agreement (including any calculation of share ownership) shall apply to any and all shares of capital stock of the Company or any capital stock, partnership interests or any other security evidencing ownership interests in any successor of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Common Stock by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

               (b) Whenever Voteco becomes the record or beneficial owner of any additional shares of Class A Common, such shares shall be subject to the terms of this Agreement and included in the definition of "Class A Common" hereunder. Whenever Voteco becomes the record or beneficial owner of any



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additional Class A Equivalents, such Class A Equivalents shall be subject to the terms of this Agreement and included in the definition of "Class A Equivalents" hereunder. The certificates therefor shall be surrendered for legending in accordance with Section 4 of this Agreement, unless already so legended.

          Section 6. TERMINATION. This Agreement shall terminate upon the earlier of (a) Voteco owning no shares of Class A Common and no Class A Equivalents or (b) Colony III owning no Class B Common and no Class B Equivalents.

          Section 7. NOTICES. Whenever notice is required to be given under the provisions of this Agreement, it shall be given in writing by hand-delivery, telefax, or United States registered or certified mail, return receipt requested, and shall be deemed to have been transmitted on the date such notice is so delivered, transmitted or mailed, if addressed as set forth below or to such other addresses and fax numbers as any of the parties hereto by written notice to the others parties hereto, may from time to time designate.

     if to Mr. Barrack:

          c/o Colony Capital, Inc.
          1999 Avenue of the Stars, Suite 1200
          Los Angeles, California 90067

     if to Mr. Davis:

          c/o Colony Capital, Inc.
          1999 Avenue of the Stars, Suite 1200
          Los Angeles, California 90067

     if to Voteco:

          c/o Colony Capital, Inc.
          1999 Avenue of the Stars, Suite 1200
          Los Angeles, California 90067
          Attn:  Mr. Kelvin L. Davis

     if to Colony III:



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          c/o Colony Capital, Inc.
          1999 Avenue of the Stars, Suite 1200
          Los Angeles, California 90067
          Attn:  Mr. Kelvin L. Davis

          Section 8. ADDITIONAL ACTIONS AND DOCUMENTS. Each party hereto shall take or cause to be taken such further actions and to execute and deliver such documents or instruments as may from time to time be reasonably necessary in order to carry out the purposes of this Agreement.

          Section 9. SPECIFIC PERFORMANCE. The parties hereto recognize that the provisions herein contained are of particular importance for the protection and promotion of their existing and future interests; that the shares of stock of the Company and the Voteco Interests will be closely held; and that the relationships of the parties to one another are and will be such that, in the event of any breach of this Agreement, a claim for monetary damages may not constitute an adequate remedy; and that it may, therefore, be necessary for the protection of all of the parties hereto and for the effectuation of the provisions of this Agreement, in the event of a breach of this Agreement, to apply for specific performance thereof. It is, accordingly, hereby agreed that no objection to the form of the action or to the form of relief prayed for in any proceeding for specific performance of this Agreement, shall be raised by any party hereto, in order that such relief may be obtained by the party aggrieved.

          Section 10. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, to the male gender include the female and neuter genders and vice versa, and to the part include the whole. The term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section and clause references are to this Agreement unless otherwise specified.

          Section 11.    MISCELLANEOUS.

               (a) NO WAIVER. No waiver or modification of any term or condition of this Agreement shall be effective unless in writing signed by all the parties hereto.




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               (b)  SEVERABILITY.  In case any of the provisions
contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions are not contained herein.

               (c) BINDING EFFECT. This Agreement shall be binding and inure to the benefit of the parties hereto, their respective heirs, guardians, personal representatives, successors, successors in interest, and assigns.

               (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

               (e) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one document.




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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal with the intent that this be a sealed instrument, as of the day and year first above written.

                                        /s/  THOMAS J. BARRACK, JR.
                                        --------------------------------
                                        THOMAS J. BARRACK, JR.


                                        /s/ KELVIN L. DAVIS
                                        --------------------------------
                                        KELVIN L. DAVIS

                                        COLONY HCR VOTECO, LLC

                                        By:  /s/ THOMAS J. BARRACK, JR.
                                           --------------------------------
                                             Thomas J. Barrack, Jr.
                                             Member

                                        By:  /s/ KELVIN L. DAVIS
                                           --------------------------------
                                             Kelvin L. Davis
                                             Member

                                        COLONY INVESTORS III, L.P.

                                        By: COLONY CAPITAL III, L.P.
                                             ITS GENERAL PARTNER

                                        By: COLONY GP III, INC.
                                            ITS GENERAL PARTNER

                                        By:  /s/ KELVIN L. DAVIS
                                           --------------------------------
                                             Name:     Kelvin L. Davis
                                             Title:    President and
                                                       Chief Operating Officer





                            TRANSFER RESTRICTION AGREEMENT